Exhibit 10.2

SECOND AMENDMENT TO THE
DISNEY SAVINGS AND INVESTMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2010

WHEREAS, The Walt Disney Company (the “Company”) maintains the Disney Savings and Investment Plan, as amended and restated effective January 1, 2010 (the “Plan”); and

WHEREAS, Article 12 of the Plan authorizes the Committee under the Plan to make certain Plan amendments; and

WHEREAS, the Committee has authorized one of its members to take and any all actions deemed necessary to effectuate the drafting and execution of this Amendment; and

WHEREAS, the Committee desires to amend the Plan to permit participation by certain employees of the Magical Cruise Company, Limited and DCL Island Development, Ltd., with a rate of matching contributions equal to fifty cents per dollar contributed up to 6% of covered pay;

NOW, THEREFORE, this Second Amendment to the Plan is hereby adopted, effective January 1, 2013, or as soon thereafter as is administratively practicable:

1.    Section 1.19(a) of the Plan is amended in its entirety to read as follows:

(a)	For an Employee who is not an ABC Employee:

(i)
Except as provided in (ii) or (iii), below, an Employee of an Employer who receives Compensation in the form of a salary (as distinguished from hourly paid Employees), whether or not such Employee is exempt for wage-and-hour law purposes.

(ii)
If employed by Magical Cruise Company, Limited, the Employee must be a salaried Employee as described in (i), a United States citizen, an officer of Magical Cruise Company, Limited, and not eligible for additional overtime when working over 70 hours in a week.

(iii)
If employed by DCL Island Development, Ltd., the Employee must be a salaried Employee as described in (i) and either a United States citizen or holder of a valid Green Card issued by U.S. Citizenship and Immigration Services (or any successor agency).

Notwithstanding the above, an Employee described in any of the following paragraphs shall not be a Covered Employee, except to the extent the Company elects, by written notice, to extend Plan participation to such Employee:

(A)	an Employee who is covered by a collective bargaining agreement, unless the applicable collective bargaining agreement specifically provides for coverage by the Plan;

(B)	an Employee who is employed by an Employer pursuant to an oral or written agreement that provides that the individual shall not be eligible to participate in the Plan;

(C)	an Employee who is a “Leased Employee” (determined, for this purpose, without regard to the requirement that services be performed for at least one year);

(D)	an Employee who is a non-resident alien with no United States source income; and

(E)	an Employee designated by an Employer as employed in a division or group, or at a site that the Employer determined, on a nondiscriminatory basis, shall not be eligible to participate in the Plan.

2.    Section 3.02(a) of the Plan is amended in its entirety to read as follows:

(a)
Each Employer will contribute, with respect to Participants employed by it who have met the eligibility requirements set forth in Section 3.02(b), a Matching Contribution equal to 50% of so much of the aggregate Tax-Deferred Contributions and Roth Contributions made on behalf of the Participant for the Plan Year as do not exceed 4% (6% to the extent the Participant is a Covered Employee described in Section 1.19(a)(ii) or (iii)) of the Participant’s Compensation for the Plan Year, determined without regard to the Maximum Compensation Limitation, disregarding, for the Plan Year in which the Participant first satisfies the eligibility requirements, contributions made and Compensation earned before the Participant satisfies the eligibility requirements or enrolls in the Plan, if later; provided, however, that Matching Contributions made on behalf of a Participant for any Plan Year shall not exceed 2% (3% to the extent the Participant is a Covered Employee described in Section 1.19(a)(ii) or (iii)) of the Participant’s Compensation for the Plan Year, limited by the Maximum Compensation Limitation.

IN WITNESS WHEREOF, the undersigned has caused this Second Amendment to be executed this 3rd day of December, 2012.

/s/ Barbara Kellams
Barbara A. Kellams

2